Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers”, “Financial Statements and Experts” and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Emerging Markets Portfolio (a portfolio within Morgan Stanley Institutional Fund, Inc.), which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund, Inc., which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment Number 199 (File No. 811-05624), and is incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information, which are included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund, Inc.

We also consent to the incorporation by reference of our reports, dated February 26, 2018, on the financial statements and financial highlights of Emerging Markets Portfolio (a portfolio within Morgan Stanley Institutional Fund, Inc.) and Morgan Stanley Asia-Pacific Fund, Inc. included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2017, in the Registration Statement, on Form N-14 of Morgan Stanley Institutional Fund, Inc.

/s/ ERNST & YOUNG LLP

December 17, 2018